Certified Public Accountants    South Shore Executive Park
   Business Consultants            Ten Forbes West
                                   Braintree, MA 02184-2696

                                                Voice 781. 380.3520
                                                Fax   781. 380.7836
                                                EMail info@kpmonline.com

                                                Kevin P. Martin, CPA
                                                Kevin P. Martin, Jr., CPA, MST
                                                Kenneth J. Davin, CPA
                                                Garrett H. Dalton, III, CPA, MBA
                                                Lisa A. Martin, CPA, MST

K P M   Kevin P. Martin & Associates, P.C.

               CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the inclusion in this Registration Statement on Form S-11 of our report dated February 18, 1999 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of December 31, 1998. We also consent to our firm under the caption of "Experts.


                                        /s/ Kevin P. Martin & Associates, P.C.

                                        KEVIN P. MARTIN & ASSOCIATES, P.C.

December 3, 1999
Braintree, MA 02184